CERTIFICATE No 00 For ______ Shares

Issued to ____________________

Dated ____________________, ______

Received Certificate No. ______

For ____________ Shares

on ____________, ______

From whom transferred

Dated ____________, ______

No. Original Certificate	No. of Original Shares	No. of Shares Transferred

00

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

Integrity Applications, Inc.

This Certifies That ____________________

is hereby issued ____________________ fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of the Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of ____________ A.D., ____________

SECRETARY

PRESIDENT

For Value Received, ______ hereby sell, assign and transfer unto ____

____ *Shares*

represented by the within Certificate and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____

In presence of

____

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.